UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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SG BLOCKS, INC.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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195 Montague Street, 14th Floor
Brooklyn, New York 11201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2018

To the Stockholders of SG Blocks, Inc.:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of SG Blocks, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 1, 2018, at 9:00 a.m., at the offices of Thompson Hine LLP (“Thompson Hine”), 335 Madison Avenue, 12th Floor, New York, New York, for the following purposes:

1.       To elect seven directors named in the proxy statement to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.       To consider and vote upon an amendment to the SG Blocks, Inc. Stock Incentive Plan to increase the number of shares available for issuance thereunder in the amount of 1,000,000 shares, from 1,500,000 to 2,500,000 shares;

3.       To consider and vote upon ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

4.       To approve, on an advisory, non-binding basis, the compensation of our named executive officers (Say-on-Pay);

5.       To approve, on an advisory, non-binding basis, the frequency of the stockholder vote to approve the compensation of our named executive officers (Say-When-on-Pay); and

6.       To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 12, 2018 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection by stockholders, for any purpose germane to the meeting, at the Annual Meeting and during normal business hours during the ten-day period immediately prior to the Annual Meeting, at our principal executive offices at 195 Montague Street, 14th Floor, Brooklyn, New York 11201.

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting, prior to June 1, 2018, you must inform the Company’s outside counsel, via e-mail at NYC-Reception@thompsonhine.com or by telephone at 212-692-3500, of your intent to attend the Annual Meeting. To gain access to the offices of Thompson Hine, you must present a form of picture identification to the security officer at the desk located on the main floor of 335 Madison Avenue. You will be provided a pass to permit access to the building’s elevators and will proceed to the 12th floor offices of Thompson Hine.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 1, 2018: In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our stockholders of Internet availability of our proxy materials related to the Annual Meeting. SEC rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to use the “full set delivery” option, we are delivering our proxy materials to our stockholders by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website. Our proxy statement, proxy card, Annual Report on Form 10-K for the year ended December 31, 2017 and this notice are available at www.sgblocks.com or www.astproxyportal.com/ast/21306.

You can vote by proxy over the Internet by following the instructions provided in the proxy materials that were mailed to you on or about April 20, 2018, or you can vote by mail or by telephone. Your promptness in voting by proxy will assist in its expeditious and orderly processing and will ensure that you are represented at the Annual Meeting. Proxies are being solicited on behalf of the Board. If you vote by proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

By Order of the Board,

/s/ Paul M. Galvin
Paul M. Galvin Chairman of the Board and Chief Executive Officer

Brooklyn, New York

April 19, 2018

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY MATERIALS, WHICH WERE MAILED TO YOU ON OR ABOUT APRIL 20, 2018. YOU MAY VOTE ONLINE, BY TELEPHONE OR BY MAILING YOUR SIGNED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

Table Of Contents

About the Annual Meeting	1
Proposal 1 — Election of Directors	4
The Board and its Committees	9
Director Compensation	13
Proposal 2 — Amendment to the SG Blocks, Inc. Stock Incentive Plan	14
Equity Compensation Plan Information	21
Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	22
Audit Committee Report	24
Proposal 4 — Advisory Approval of Named Executive Officer Compensation	25
Proposal 5 — Advisory Approval of The Frequency of the Advisory Vote on Named Executive Officer Compensation	26
Executive Officers	27
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	32
Miscellaneous	34

i

SG BLOCKS, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2018

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SG Blocks, Inc. (the “Company,” “we,” “us” or “our”). The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, June 1, 2018, at 9:00 a.m., local time, at the offices of Thompson Hine LLP (“Thompson Hine”), 335 Madison Avenue, 12th Floor, New York, New York 10017. The Company’s telephone number is (646) 240-4235.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting and the matters to be acted upon are set forth under the headings Proposal 1 — Election of Directors, Proposal 2 — Amendment to the SG Blocks, Inc. Stock Incentive Plan, Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm, Proposal 4 — Advisory Approval of Named Executive Officer Compensation and Proposal 5 — Advisory Approval of the Frequency of the Advisory Vote on Named Executive Officer Compensation below and in the Notice of Annual Meeting of Stockholders. You are requested to promptly vote by proxy by following the instructions provided on the proxy card, which was mailed to you on or about April 20, 2018. You may vote online, by telephone or by mailing your signed proxy card in the enclosed return envelope.

How is the Company distributing the proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to make our proxy materials available in one of two ways: the “full set delivery” option or the “notice only” option. A company may use a single method for all of its stockholders or may use both methods. We have elected to use the full set delivery option to deliver the proxy materials for the Annual Meeting to each stockholder of record as of the Record Date (as defined below). As such, on or about April 20, 2018, we will be mailing paper copies of our proxy materials to stockholders, as well as providing access to the proxy materials at www.sgblocks.com or www.astproxyportal.com/ast/21306. We may decide not to use the full set delivery option in the future; however, you will still have the right to request a free set of proxy materials by mail.

Who may vote at and attend the Annual Meeting?

You are entitled to notice of the Annual Meeting and to vote, in person or by proxy, at the Annual Meeting if you owned shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on April 12, 2018, which has been fixed as the record date (the “Record Date”) for the Annual Meeting.

On the Record Date, 4,260,041 shares of Common Stock were issued and outstanding, held by 121 holders of record. Holders of record of our Common Stock are entitled to one vote per share.

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof of your ownership of shares of Common Stock before entering the meeting. Please note that if you hold shares in “street name” (through a bank or broker, for example), you will need to bring a recent brokerage statement or a letter from your broker or bank reflecting your ownership of our Common Stock as of the Record Date. If you want to vote shares you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank or other nominee that holds your shares.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Common Stock issued and outstanding and entitled to vote as of the Record Date will constitute a quorum. As of the Record Date, 2,130,021 shares of Common Stock constituted a majority. Broker “non-votes” (as described below), abstentions and proxies marked “withhold” for the election of directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

What are broker “non-votes”?

If you hold your shares through a broker, your broker’s ability to vote your shares for you is governed by applicable stock exchange rules. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf, but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposal 1 — Election of Directors, Proposal 2 — Amendment to the SG Blocks, Inc. Stock Incentive Plan, Proposal 4 — Advisory Approval of Named Executive Officer Compensation or Proposal 5 — Advisory Approval of the Frequency of the Advisory Vote on Named Executive Officer Compensation, which are considered “non-routine” proposals under applicable stock exchange rules. Non-votes will not be counted “FOR” or “AGAINST” these proposals. Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm is a routine matter on which your broker will vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal 3.

How will abstentions be counted?

Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal 1 of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

What vote is required to approve each proposal?

For Proposal 1 — Election of Directors, the nominees for director who receive the most votes cast (also known as a plurality), either in person or by proxy, will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for, and will have no effect on, the election of directors. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the election of directors, except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes.

Adoption of Proposal 2 — Amendment to the SG Blocks, Inc. Stock Incentive Plan, Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm and Proposal 4 — Advisory Approval of Named Executive Officer Compensation requires the affirmative vote of a majority of the total number of shares present in person or represented by proxy at the meeting and entitled to vote for each of these proposals. In determining whether Proposals No. 2, No. 3 and No. 4 have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposals, and broker non-votes, if any, will have no effect on the votes for the proposals.

With respect to Proposal 5 — Advisory Approval of the Frequency of the Advisory Vote on Named Executive Officer Compensation, the frequency (one year, two years or three years) that receives the highest number of votes cast by the stockholders will be deemed the frequency for the advisory approval of named executive officer compensation preferred by the stockholders. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. Abstentions and broker non-votes will have no effect on the results of this vote.

How do I vote?

To ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly online, by telephone or by mailing your signed proxy card in the enclosed envelope. Please refer to the instructions on the proxy card. Authorizing your proxy will not limit your right to attend the Annual Meeting and vote your shares in person.

Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you fail to provide instructions on a properly submitted proxy, your proxy will vote as recommended by the Board, as described below.

If you have shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides to you. Most brokers and nominees allow you to vote by mail, telephone and on the Internet. As discussed above, under applicable stock exchange rules, Proposal 1 — Election of Directors, Proposal 2 — Amendment to the SG Blocks, Inc. Stock Incentive Plan, Proposal 4 — Advisory Approval of Named Executive Officer Compensation and Proposal 5 — Advisory Approval of the Frequency of the Advisory Vote on Named Executive Officer Compensation are “non-routine” matters, meaning that brokers or other nominees who have not been furnished voting instructions by their clients will not be authorized to vote in their discretion on those proposals. Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm is considered a “routine” matter, which means brokers or nominees who have not been furnished voting instructions by their clients will be authorized to vote on that proposal.

May I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy by attending the Annual Meeting and voting in person or by delivering to our Corporate Secretary a duly executed revocation of proxy or a new proxy bearing a later date. Attendance at the Annual Meeting will not itself constitute a revocation of a proxy.

How does the Board recommend I vote?

If you do not provide instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

The Board unanimously recommends a vote “FOR”:

•         election to our Board of each of the seven director nominees named in this proxy statement;

•         approval of the amendment (the “Amendment”) to the SG Blocks, Inc. Stock Incentive Plan (the “Incentive Plan”) to increase the number of shares authorized for issuance;

•         ratification of the appointment of Whitley Penn LLP (“Whitley Penn”) as our independent registered public accounting firm for the year ending December 31, 2018;

•         approval, on an advisory, non-binding basis, of the compensation of our named executive officers; and

•         approval, on an advisory, non-binding basis, of an annual frequency for the vote on the compensation of our named executive officers.

We do not expect that any other matters will be presented for consideration at the Annual Meeting. If, however, any other matters are properly presented, the persons named as proxies intend to vote on such matters in accordance with their judgment, including any proposal to adjourn or postpone the Annual Meeting.

Who pays for expenses incurred in connection with the solicitation of proxies?

We are making this solicitation of proxies and have paid the entire expense of preparing, printing and mailing the proxy materials furnished to stockholders. The solicitation of proxies will be largely by mail, but our directors, officers or other representatives may solicit proxies from stockholders by telephone, e-mail or other electronic means, or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, seven nominees will be elected as directors. Our Board currently consists of eight members. Neal Kaufman, who is currently a member of the Board, will not stand for re-election, and his term will expire at the Annual Meeting. Mr. Kaufman has decided not to stand for re-election in order to focus on his other business and personal interests. Pursuant to our bylaws, which permit the Board to set the number of directors from time to time and to appoint directors between annual meetings, and resolutions adopted by the Board, the size of our Board will be reduced from eight to seven members, effective immediately after the Annual Meeting. The seven nominees are named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Our Board, based on the recommendation of the independent members of the Board, has nominated each of Paul M. Galvin, Balan R. Ayyar, Yaniv Blumenfeld, Sean M. McAvoy, Christopher Melton, A. Richard Moore, Jr. and Mahesh S. Shetty to stand for election at the meeting. Each nominee has consented to be named in this proxy statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election at the Annual Meeting, proxies will be voted in favor of the remainder of the nominees and may be voted for substitute nominees, unless our Board chooses to reduce the number of directors serving on the Board.

Each nominee, if elected, will be entitled to serve until the 2019 annual meeting of stockholders and until a successor is duly elected and qualified or until his earlier death, resignation or removal.

Director Nomination Process

Because we do not have a standing nominating committee, our independent directors evaluate and recommend director nominees for the Board’s consideration. Each of the director nominees for the Annual Meeting was evaluated and recommended by the independent directors and unanimously approved by the Board.

Director Qualifications

The Board has not established specific criteria or minimum qualifications that must be met by director nominees, but recognizes the value of nominating candidates who bring a variety of experiences, skills, perspectives and backgrounds to Board deliberations. The independent directors, when identifying nominees to serves as directors of the Company, consider each nominee’s qualifications, including educational, business and professional experience, such as real estate, manufacturing and finance, and whether such nominees will satisfy the independence standards under Nasdaq and SEC rules and regulations. We do not have a set policy or process for considering diversity in identifying nominees, but strive to identity and recruit nominees with a broad diversity of experience, talents, professions, backgrounds and geographic representation, and who possess the commitment necessary to make a significant contribution to the Company. Board nominees should be committed to enhancing long-term stockholder value and should possess high standards of integrity and ethical behavior. The independent directors may also consider other elements as they deem appropriate.

We believe that the continuing service of qualified incumbent directors promotes stability and continuity in the function of the Board, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Therefore, the independent directors will generally re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue in such role.

Stockholder Recommendations

We will also consider director candidates submitted in writing by stockholders. A stockholder who wishes to nominate a person for election must provide written notice to the Company in accordance with the procedures set forth in our bylaws. Among other requirements, such notification shall contain certain background information and the consent of each nominee to serve as one our directors, if elected. Stockholder nominations for election to the Board for the 2019 annual meeting of stockholders must be made by written notification received by us no later than Tuesday, April 2, 2019.

All potential director candidates will be evaluated in the same manner, regardless of the source of the recommendation.

2018 Nominees for Election as Directors

The following table sets forth the nominees to be elected at the Annual Meeting, each nominee’s age, the year each nominee joined the Board and each nominee’s principal occupation:

Name of Nominee	Age	Director Since	Principal Occupation
Paul M. Galvin	55	November 2011	Chairman of the Board, Chief Executive Officer of the Company
Balan R. Ayyar(1)	52	January 2017	Co-Founder and Chief Executive Officer of Percipient.ai
Yaniv Blumenfeld	45	April 2018	Founder of Global Glacier Partners LLC
Sean M. McAvoy	53	July 2016	Co-Founder and Managing Member of Hillair Capital Management LLC
Christopher Melton(1)(2)(3)	46	November 2011	Co-Founder and Principal of Callegro Investments
A. Richard Moore, Jr.(3)(4)(5)	72	February 2017	Independent Management Consultant
Mahesh S. Shetty	58	July 2016	President and Chief Financial Officer of the Company

____________

(1)      Audit Committee Member.

(2)      Audit Committee Chairman.

(3)      Compensation Committee Member.

(4)      Compensation Committee Chairman.

(5)      Lead Independent Director

Mr. Kaufman, who currently serves on our Compensation Committee, has decided not to stand for re-election. Therefore, immediately after the Annual Meeting Mr. Kaufman will no longer be a member of the Board or any of its committees.

Paul M. Galvin was appointed as a director and the Company’s Chief Executive Officer upon consummation of the reverse merger among CDSI Holdings Inc., CDSI Merger Sub, Inc., the Company, and certain stockholders of the Company on November 4, 2011 (the “Merger”). Mr. Galvin is a founder of SG Blocks, LLC, the predecessor entity of the Company. He has served as the Chief Executive Officer of the Company and its predecessor entity since April 2009 and as a director of such since January 2007. Mr. Galvin has been a managing member of TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company, since October 2007. Mr. Galvin brings over 20 years of experience developing and managing real estate, including residential condominiums, luxury sales and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, where he served for over a decade in a leadership position. During that period, Mr. Galvin designed, developed and managed emergency food and shelter programs through New York City’s Human Resources Administration and other federal and state entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of a subsidiary of Yucaipa Investments, where he worked with religious institutions that needed to monetize underperforming assets. While there, he designed and managed systems that produced highest and best use analyses for hundreds of religious assets and used them to acquire and re-develop properties across the U.S. Mr. Galvin holds a Bachelor of Science in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin previously served for 10 years on the Sisters of Charity Healthcare System Advisory Board and six years on the Board of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award.

Mr. Galvin’s pertinent experience, qualifications, attributes and skills include his managerial experience and the knowledge and experience he has attained in the real estate industry.

Balan R. Ayyar was appointed as a director of the Company on January 30, 2017. General Ayyar is the founder and CEO of Percipient.ai, a Silicon Valley advanced analytics firm providing artificial intelligence, machine learning and computer vision for U.S. national security missions since January 2017. In 2016, he was named the President and Chief Executive Officer of Sevatec, Inc., an IT solutions firm specializing in cyber, data science, cloud engineering and system integration across national security missions, where he had worked as the Chief Operating Officer since 2014. Before joining the private sector, General Ayyar served as the Commanding General of Combined Joined Interagency Task Force 435 in Kabul, Afghanistan, beginning in 2013. Prior to that, General Ayyar led the U.S. Air Force Recruiting Service. He served in four combatant commands, as the military assistant to the Secretary of Defense, and as a White House Fellow. General Ayyar has received a number of awards and decorations for his service, including a Bronze Star, an Air Force Commendation Medal and a Presidential Service Badge. He is a member of the Council on Foreign Relations and serves on the Board of Fairfax Futures, an early childhood education non-profit partnership. General Ayyar has a Bachelor of Science in international affairs from the U.S. Air Force Academy, Master’s degrees from Maxwell Air Force Base, Alabama, Auburn University and the Industrial College of the Armed Forces, National Defense University in Washington, D.C.

General Ayyar’s pertinent experience, qualifications, attributes and skills include his extensive leadership experience and technology background.

Yaniv Blumenfeld joined the Board in April 2018. He founded Glacier Global Partners LLC in 2009 and is responsible for its strategic direction and oversees its investments and day-to-day management, including origination, underwriting, closing, investor relations and asset management functions. Mr. Blumenfeld has over 20 years of real estate experience, 13 years of which have been with leading Wall Street firms, where he was responsible for structuring, underwriting, pricing, securitizing and syndicating over $16 billion of commercial real estate loans and equity transactions. Prior to founding Glacier Global Partners LLC, Mr. Blumenfeld was a Managing Director at The Bear Stearns Companies, Inc. and JPMorgan Chase & Co., and, in such role, was responsible for structuring and closing over $2 billion in real estate debt and equity transactions for institutional clientele. Prior to that, Mr. Blumenfeld was a Managing Director and Head of the CMBS Capital Markets Group for the U.S. at EuroHypo AG, then world’s largest real estate investment bank. In that capacity, Mr. Blumenfeld expanded the large loan CMBS group and oversaw the structuring, pricing, securitization and syndication functions and served on the bank’s investment committee in charge of approving all transactions. He designed and implemented risk-control measures, standardized underwriting and pricing models and structured over $4 billion of real estate loans. Other positions previously held by Mr. Blumenfeld include Senior Vice President at Lehman Brothers, PaineWebber/UBS and Daiwa Securities. Prior to joining the banking industry, Mr. Blumenfeld worked as a real estate consultant at Ernst & Young real estate consulting group, advising real estate owners and operators, and various investment banks.

Mr. Blumenfeld received a Bachelor of Science in real estate finance from Cornell University School of Hotel Administration. He is a member of the CRE Finance Council, was a guest lecturer at Columbia University, and was a recipient of the Young Jewish Professional NYC Real Estate Entrepreneur & Achievement Award in 2013. He is also involved with various philanthropic organizations, including The American Israel Public Affairs Committee, White Plains Hospital, American Friends of Rabin Medical Center and is on the board of directors of ArtsWestchester and the White Plains Business Improvement District.

Mr. Blumenfeld’s pertinent experience, qualifications, attributes and skills include his real estate finance, developments, investment banking and capital raising.

Sean M. McAvoy was appointed as a director of the Company on July 1, 2016 by HCI. Sean is a founding member of HCM, founded in 2010. He has over 20 years of experience in structuring and negotiating transactions, primarily in the public markets. Between 1996 and 2008, Mr. McAvoy was a member of the mergers and acquisitions, private equity, and corporate finance practices at Jones Day, an international law firm, where he served as a founding partner of the firm’s Silicon Valley office from 2002 to 2008. At Jones Day, Mr. McAvoy represented public companies and their boards of directors, as well as financial sponsors, in domestic and cross-border mergers and acquisitions, auctioned dispositions, unsolicited and negotiated tender offers, leveraged buyouts, including going-private transactions, and leveraged recapitalizations. Mr. McAvoy also counseled boards of directors and senior management regarding corporate governance, fiduciary duty, takeover preparedness, and disclosure obligations. Prior to his corporate legal career, Mr. McAvoy served as a legislative aide to Senator William S. Cohen and as a Professional Staff Member of the U.S. Senate Governmental Affairs Committee. Mr. McAvoy also served as a special counsel and senior staff member on Senator John McCain’s 2008 presidential campaign. Currently, Mr. McAvoy serves on the board of The Orvis Company, Inc., a specialty retailer and sporting goods company, and on the board of the Pacific Research Institute, a California-based free-market think tank. Mr. McAvoy is an honors graduate of Williams College and earned advanced degrees at the London School of Economics and Political Science, where he was an Alumni and Friends of the London School of Economics Scholar, and Georgetown University Law School.

Mr. McAvoy’s pertinent experience, qualifications, attributes and skills include expertise in finance, strategy and corporate law.

Christopher Melton was appointed as a director of the Company upon consummation of the Merger on November 4, 2011. Mr. Melton is Principal and co-founder of Callegro Investments. Callegro Investments is a specialist land investor investing in the southeastern U.S. Mr. Melton has served on the Board of World Education and Development Fund, a non-profit organization that focuses on education for underprivileged children in Latin America, since 2008. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’s Anderson Director Education Program in 2014.

Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment and development activities.

A. Richard Moore, Jr. joined the Board on February 2, 2017, and has served as Lead Independent Director since his appointment by the Board in April 2018. Mr. Moore is an independent management consultant. From February 2013 through September 2016, he was managing director for non-bank activities of Strategic Growth Bank Incorporated (“Strategic Growth”) in El Paso, Texas, focusing on Strategic Growth’s mortgage activities and new business initiatives. From November 2004 through December 2012, prior to joining Strategic Growth, Mr. Moore held various positions with Verde Realty, a Maryland REIT with headquarters in El Paso and Houston, including Executive Vice President, Chief Financial Officer and Corporate Secretary. Prior to that, Mr. Moore spent 16 years in the Real Estate Department of the Investment Banking Division of Goldman, Sachs & Co., where he developed and led the firm’s sale/leaseback business and later headed the firm’s REIT banking activities. Mr. Moore has been a guest lecturer on real estate finance and the REIT structure at Columbia University, New York University, and Southern Methodist University. He served as director and chairman of the Audit Committee of Guardian Mortgage Company, Inc., in Dallas, Texas, until May 2016. He is currently an advisory trustee of Borderplex Realty Trust, including serving on its compensation committee. He is also a director and chairman of the Investment Committee for the Paso del Norte Health Foundation and a director of the Paso del Norte Charitable Foundation. Mr. Moore holds a B.A. and Master of Divinity from Southern Methodist University and a Master of Business Administration from the Harvard Business School.

Mr. Moore’s pertinent experience, qualifications, attributes and skills include his extensive background in real estate development and financial expertise.

Mahesh S. Shetty has served as a director of the Company since July 1, 2016 and has served as the Company’s Chief Financial Officer and President since July 29, 2016 and February 1, 2018, respectively. From December 2015 to June 2017, Mr. Shetty served as the Chief Restructuring Officer and Principal Financial Officer for PFO Global, Inc., an innovative manufacturer and commercial provider of advanced prescription lenses. From 2008 to 2015, Mr. Shetty served as the Partner, Chief Operating Officer and Chief Financial Officer at Encore Enterprises, a private real estate investment firm with over $750 million in assets. He had management oversight and responsibility for all of Encore Enterprise’s finance, risk management, human resources and technology. Prior to joining Encore Enterprises, Mr. Shetty was the Chief Financial Officer of North American Technologies Group, Inc., a Nasdaq-listed manufacturing company focused on the transportation industry. Mr. Shetty began his career at PricewaterhouseCoopers LLP and has served in executive finance and operational leadership roles with Fortune 500 and mid-size private and public companies in the manufacturing, technology and service industries. He earned a bachelor’s degree majoring in banking, economics and accounting and a French minor from Osmania University, India and received his Master of Business Administration, summa cum laude, from the University of Texas at Dallas. He is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant and a Fellow Chartered Accountant. Mr. Shetty serves on the board and is the treasurer of Mothers Against Drunk Driving and on the National Board of Financial Executives International; he previously served as chairman of the U.S. India Chamber of Commerce, Dallas-Fort Worth. He also serves on the board of EZlytix, a private cloud-based business intelligence software company, and on the board of BIG Logistics, a private logistics company.

Mr. Shetty’s pertinent experience, qualifications, attributes and skills include expertise in finance, strategy, technology and operations.

On October 15, 2015, the Company and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. At that time, each of Messrs. Galvin and Melton served as a director of the Company and continued to serve as such after the Company’s emergence from bankruptcy on June 30, 2016.

Vote Required

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Annual Meeting is required for the election of these nominees as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

THE BOARD AND ITS COMMITTEES

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. Our Board is currently led by a Chairman of the Board who also serves as our Chief Executive Officer. The Board understands that the right Board leadership structure may vary depending on the circumstances, and our independent directors periodically assess these roles and the Board leadership to ensure the leadership structure best serves the interests of the Company and stockholders.

Mr. Galvin currently holds the Chairman and Chief Executive Officer roles. In addition, in February 2018, members of the Board agreed to appoint a Lead Independent Director. In April 2018, the Board, upon the recommendation of the independent directors, created the Lead Independent Director position and appointed Mr. Moore to such role.

The responsibilities of the Lead Independent Director include, among others, (i) serving as primary intermediary between non-employee directors and management; (ii) approving the agenda and meeting schedules for the Board; (iii) advising the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by management to directors; (iv) recommending to the Chairman of the Board the retention of advisors and consultants who report directly to the Board; (v) calling meetings of independent directors; and (vi) serving as liaison for consultation and communication with stockholders.

We believe the combined Chairman and Chief Executive Officer with a Lead Independent Director leadership structure best serves the Company and its stockholders at this time. Mr. Galvin possesses detailed and in-depth knowledge of the Company and the industry, and the issues, opportunities and challenges we face, and is best positioned to ensure the most critical business issues are brought for consideration by the Board. In addition, having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability to our stockholders and customers. This enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions. The Board believes the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management directors, along with a majority the Board being composed of independent directors, which, if the director nominees included herein are elected, will be the case following the Annual Meeting, allow it to maintain effective oversight of management.

We believe that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances and, based on the relevant facts and circumstances, separation of these offices would not serve our best interests and the best interests of our stockholders at this time.

Director Independence

Nasdaq Listing Rule 5605 requires a majority of a listed company’s board to be comprised of independent directors. In connection with our June 2017 public offering, we are relying on the one-year phase-in period for such requirement. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rules 10A-3 and 10C-1 under the Exchange Act, respectively. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Exchange Act Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, or otherwise be affiliated with the Company or any of its subsidiaries. In order for Compensation Committee members to be considered independent for purposes of Exchange Act Rule 10C-1, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by the Company to the director; and (2) whether the director is affiliated with the Company or any of its subsidiaries or affiliates.

There are no family relationships between any of our directors, director nominees or executive officers.

The Board has reviewed the materiality of any relationship that each of our nominated directors has with the Company and has determined that each of Messrs. Ayyar, Blumenfeld, Melton and Moore is “independent” in accordance with the Nasdaq Listing Rules. Messrs. Galvin, Kaufman, McAvoy and Shetty are not considered independent. We are currently relying on the Nasdaq phase-in exemption for newly public companies, as described above. After the Annual Meeting, assuming the election of each of our director nominees, we will have a majority independent Board and fully independent Audit and Compensation Committees.

Board and Committee Responsibilities

Generally

The Board is the ultimate decision-making body of the Company, except with respect to those matters to be decided by the stockholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s day-to-day business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee directors who have substantive knowledge of the Company’s business.

Our Board has established a separate standing Audit Committee and Compensation Committee. We do not have a standing nominating committee and instead, as permitted by Nasdaq rules, a majority of the independent directors of the Board recommend director nominees for the consideration of the full Board. Each of the Audit Committee and Compensation Committee operates pursuant to a written charter, a copy of which may be viewed on the Company’s website at https://www.sgblocks.com under the “Investors — Corporate Governance” tab.

Audit Committee

The current members of our Audit Committee are Mr. Melton, who serves as chairperson, General Ayyar and Mr. Moore. The Audit Committee Charter requires that the Audit Committee consist of at least three members of the Board, each of whom is required to be independent as defined by Nasdaq and SEC rules.

The Board has determined that each of the members of the Audit Committee is independent, as defined by Rule 10A-3 of the Exchange Act and Nasdaq Marketplace Rule 5605(a)(2). The Board has also determined that Mr. Moore is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Functions of the Audit Committee include, but are not limited to, reviewing the results and scope of the audit performed, and the financial recommendations provided by, our independent registered public accounting firm and coordinating the Board’s oversight of our internal financing and accounting processes.

It is the policy of the Audit Committee to pre-approve all audit services to be provided to the Company by our independent public accounting firm, Whitley Penn, prior to the initiation of such services. The Audit Committee approved all services provided by Whitley Penn to us during 2017.

Compensation Committee

The current members of our Compensation Committee are Mr. Moore, who serves as chairperson, Mr. Kaufman and Mr. Melton. The Compensation Committee Charter requires that the Compensation Committee consist of at least two members of the Board, each of whom is required to be independent as defined by Nasdaq rules.

Messrs. Moore and Melton are considered to be “independent” as defined in Nasdaq Marketplace Rule 5605(a)(2). We are currently relying on the Nasdaq phase-in exemption for newly listed companies with respect to Mr. Kaufman’s service on the Compensation Committee. As Mr. Kaufman will conclude his Board and committee service as of the Annual Meeting, the Compensation Committee will be fully independent at such time.

Functions of the Compensation Committee, include, but are not limited to: reviewing and approving, or recommending the Board approve, compensation arrangements for our executive officers, including salary and payments under the Company’s equity-based plans; reviewing compensation for non-employee directors and recommending changes to the Board; and administering our stock compensation plans. Our principal executive officer annually reviews the performance of each of the named executive officers and other officers, and makes recommendations regarding the named executive officers and other officers and managers of the company, while the Compensation Committee reviews the performance of our principal executive officer. The conclusions and recommendations resulting from our principal executive officer’s review are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in modifying any of our principal executive officer’s recommendations. The Compensation Committee may delegate its authority to a subcommittee of its members.

In performing its functions, the Compensation Committee may retain or obtain the advice of such compensation consultants, legal counsel and other advisors. In February 2018, the Compensation Committee retained Haigh & Company as its independent compensation consultant. With the assistance of Haigh & Company, the Compensation Committee is working to develop and implement an organizational framework covering salary, annual bonus and equity ownership, with the goal of attracting and retaining talented individuals who are critical to the Company’s long-term success and aligning pay with performance.

Nominating Committee

The Board does not have a standing nominating committee; instead, as permitted under Nasdaq Listing Rule 5605(e), a majority of the independent directors of the Board may recommend director nominees for the consideration of the full Board. The Board believes the independent directors are able to properly select or approve director nominees who will become valuable members of the Board, without requiring the formation of a standing nominating committee at this time. Each of our independent directors participates in this process, and Messrs. Ayyar, Blumenfeld, Melton and Moore recommended the nominees for directors contained in this proxy statement.

Conduct of Board Meetings

The Chairman sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a committee of the Board are reviewed with the chair of that committee. Any member of the Board may request that an item be included on the agenda. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. At the invitation of the Board, members of senior management recommended by the Chairman attend Board meetings or portions thereof for the purpose of participating in discussions.

Meeting Attendance

During 2017, our Board held five full Board meetings, four Audit Committee meetings and two Compensation Committee meetings. Except for General Ayyar, each of the other incumbent directors attended at least seventy-five percent (75%) of the total number of meetings of the Board held during the period for which he served as a director and the total number of meetings held by all committees of the Board of which he was a part. General Ayyar’s absences resulted from schedule conflicts due to commitments made prior to his appointment to the Board.

As set forth in our Corporate Governance Guidelines, our directors are expected to attend our annual stockholders’ meeting. We did not hold an annual meeting of stockholders during the year ended December 31, 2017.

Role of the Board in Risk Oversight

Our executive officers are responsible for the day-to-day management of risks the Company faces, while our Board has an advisory role in the Company’s risk management process, as a whole and at the committee level, and, in particular, the Board is responsible for monitoring and assessing strategic and operational risk exposures. The

Board and committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal control and our historic practices when assessing the Company’s risks. The Audit Committee oversees management of financial risk exposures and the steps management has taken to monitor and control these exposures, and additionally provides oversight of internal controls. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks by committee reports, as well as advice and counsel from expert advisors.

Certain Relationships and Related Party Transactions

Any transaction with a related person is subject to our written policy for transactions with related persons. Pursuant to such policy, our Audit Committee reviews in advance all related person transactions. The Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to: the benefits of the transaction to the Company; the availability of other sources for comparable products or services; the terms of the transaction and of comparable transactions that would be available to unrelated third parties or to employees generally; and the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time.

CODE OF ETHICS

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at https://www.sgblocks.com under the “Investors — Corporate Governance” tab, and is available free of charge, upon request to our Corporate Secretary at SG Blocks, Inc., 195 Montague Street, 14th Floor, Brooklyn, New York 11201; telephone number: (646) 240-4235.

DIRECTOR COMPENSATION

Compensation Program

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with the long-term interests of our stockholders. In connection with their election or appointment to the Board, directors serving on a committee of the Board receive a grant of options to purchase 16,667 shares of Common Stock, and directors who are not serving on any Board committees receive a grant of options to purchase 13,334 shares of Common Stock. The Company intends to grant such shares on an annual basis going forward. The option grants to our directors vest in four equal quarterly installments at the end of each fiscal quarter following the grant date, so long as the grantee remains a director of the Company. In connection with special committees that the Board may form from time to time in connection with various transactions or undertakings, the Board may award additional compensation to the directors, in its discretion, for membership on such special committees. The Board may, from time to time, grant additional merit-based cash or equity compensation to non-employee directors for extraordinary service. All directors are reimbursed for expenses incurred in connection with each Board and committee meeting attended.

Director Compensation Table

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our directors during the year ended December 31, 2017. The compensation arrangements for Messrs. Galvin and Shetty are disclosed in the Summary Compensation Table set forth in the “Executive Compensation” section of this proxy statement. Neither Mr. Galvin nor Mr. Shetty received compensation for their services as a director during the year ended December 31, 2017. Mr. Blumenfeld joined our Board in April 2018, and therefore is not included in the table below.

Name	Option Awards(1)	Total
Balan R. Ayyar(2)	$21,467	$21,467
Neal Kaufman(3)	$—	$—
Sean M. McAvoy(4)	$—	$—
Christopher Melton(5)	$—	$—
A. Richard Moore, Jr.(2)	$21,467	$21,467

____________

(1)      This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of stock option awards. See “Note 15 — Stock Options and Grants” of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 for an explanation of the assumptions made in valuing these awards.

(2)      Each of General Ayyar and Mr. Moore was granted 16,667 options during the year ended December 31, 2017, which vested in four tranches, one at the end of each fiscal quarter following the grant, and had fully vested as of December 31, 2017.

(3)      Mr. Kaufman received no options during 2017. At December 31, 2017, Mr. Kaufman had no outstanding vested option awards, having assigned all prior options to HCI in December 2016.

(4)      Mr. McAvoy received no options during 2017. At December 31, 2017, Mr. McAvoy had no outstanding vested option awards, having assigned all prior options to HCI in December 2016. Due to his interest in HCI, Mr. McAvoy may be considered the beneficial owner of the 33,334 options held by HCI.

(5)      Mr. Melton received no options during 2017. At December 31, 2017, Mr. Melton had 16,667 outstanding vested option awards.

PROPOSAL 2 — AMENDMENT TO THE SG BLOCKS, INC. STOCK INCENTIVE PLAN

The Incentive Plan was approved by the Board and our stockholders in January 2017. The Incentive Plan, as adopted, reserved 1,500,000 shares of Common Stock for issuance. The Board requests that stockholders approve the Amendment to the Incentive Plan to increase the maximum number of shares of Common Stock available for issuance of awards under the Incentive Plan by 1,000,000 shares, to 2,500,000 shares.

As of the Record Date, 261,610 shares remained available for grant under the Incentive Plan.

Reasons for the Proposed Amendment

The Board unanimously recommends that stockholders vote “FOR” the adoption of the Amendment to the Incentive Plan to increase the number of authorized shares. In making such recommendation, the Board considered a number of factors, including the following:

•         Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The amendment to the Incentive Plan will allow us to continue to attract, motivate and retain the Company’s officers, key employees, non-employee directors and consultants.

•         We believe the current amount of shares remaining available for grant under the Incentive Plan may not be sufficient in light of our compensation structure and strategy, and that the additional 1,000,000 shares being sought will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the Incentive Plan.

Stockholders are asked to approve the amendment to the Incentive Plan to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the Incentive Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Text of the Amendment

The proposed amendment to the Company’s Incentive Plan is attached hereto as Appendix A.

Summary of the Incentive Plan

The Incentive Plan authorizes the Company to grant equity-based and cash-based incentive compensation in the form of stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, other share-based awards and cash-based awards, for the purpose of providing the Company’s employees, officers, consultants and non-employee directors with incentives and rewards for performance. The principal features of the Incentive Plan are summarized below; such summary does not purport to be a complete description of the Incentive Plan.

Types of Awards

The Incentive Plan authorizes the issuance of awards in the form of stock options (which may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options), SARs, restricted shares, restricted share units, other share-based awards and cash-based awards.

Administration

The Incentive Plan is administered by our Compensation Committee, which, to the extent required by applicable law or stock exchange listing standards, will consist entirely of two or more individuals who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act and “independent directors” within the meaning of the applicable rules of any securities exchange on which the shares are listed. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the Incentive Plan as it deems appropriate and may delegate any of its authority to one or more directors or executive officers of the Company, to the extent permitted by applicable laws. However, our Board reserves the authority to administer and issue awards under the Incentive Plan.

Eligibility

The Incentive Plan provides for awards to our non-employee directors and to officers, employees and consultants of the Company, except that incentive stock options may only be granted to our employees. It is currently anticipated that approximately ten employees and consultants and six non-employee directors will be eligible for awards under the Plan.

Shares Available

If our stockholders approve the Amendment to the Incentive Plan, the maximum number of shares of our Common Stock that may be issued or transferred with respect to awards under the Incentive Plan will be 2,500,000 shares (all of which may be granted as incentive stock options), subject to adjustment as provided below. Shares issued under the Incentive Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market or a combination of the foregoing.

Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled or surrendered without the issuance of shares or the release of a substantial risk of forfeiture will again be available for issuance under the Incentive Plan, as will shares tendered in payment of the exercise price of a stock option, shares withheld to satisfy a tax withholding obligation with respect to any award and shares that are repurchased by the Company with stock option proceeds. Shares granted through awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines will not count against the share limit above, except as may be required by the rules and regulations of any applicable stock exchange or trading market.

Non-Employee Director Award Limit

The Incentive Plan provides that the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director under the Incentive Plan during any single calendar year, taken together with any cash fees paid to that person during the calendar year, may not exceed $150,000.

Stock Options

Subject to the terms and provisions of the Incentive Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all of the shares available for issuance under the Incentive Plan may be issued pursuant to incentive stock options) or as nonqualified stock options. Subject to the limits provided in the Incentive Plan, the Compensation Committee, or its delegate, determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each option may not be less than 100% of the fair market value of a share on the date of grant. As of the Record Date, the closing price of a share of Common Stock was $4.62.

All options granted under the Incentive Plan will expire no later than 10 years from the date of grant. The method of exercising an option granted under the Incentive Plan will be set forth in the stock option agreement for that particular option and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods or any other method approved by the Compensation Committee in its discretion.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the Incentive Plan. A SAR entitles the holder to receive from the Company, upon exercise, an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR, over the aggregate exercise price for the underlying shares.

The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant.

We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the Incentive Plan, the Compensation Committee may grant or sell to plan participants shares that are subject to forfeiture and restrictions on transferability. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have the rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid or made with respect to the restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each restricted shares award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Share Units

Under the Incentive Plan, the Compensation Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver shares to the participant in the future at the end of a restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted share units are not shares and do not entitle the recipients to the rights of a stockholder. Restricted share units granted under the Incentive Plan may or may not be subject to performance conditions. Restricted share units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The Incentive Plan also provides for grants of other share-based awards under the Incentive Plan, which may include unrestricted shares or time-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

Awards may provide the participant with dividend equivalents, on any of a current, deferred or contingent basis, and either in cash or in additional shares, as determined by the Compensation Committee in its sole discretion and set forth in the related award agreement. However, no dividend equivalents shall be granted with respect to shares underlying a stock option or SAR.

Performance Objectives

The plan provides that performance objectives may be established by the Compensation Committee, in its discretion, in connection with any award granted under the Incentive Plan. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products or the performance of an individual participant, and performance objectives may be made relative to the performance of a group of companies or a special index of companies.

For example, without limiting the Compensation Committee’s discretion, performance objectives may be based on the attainment of specified levels of one or more performance criteria, which may include (but shall not be limited to) the following criteria: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, increase in market capitalization, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Change in Control

In the event of a change in control of the Company, the Compensation Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any outstanding award, without the consent of any affected participant. Those actions may include, without limitation: (a) acceleration of the vesting, settlement, and/or exercisability of an award; (b) payment of a cash amount in exchange for the cancellation of an award; (c) cancellation of stock options or SARs without any payment if the fair market value per share on the date of the change in control does not exceed the exercise price per share of the applicable award; or (d) issuance of substitute awards that substantially preserve the value, rights and benefits of any affected awards.

For purposes of the Incentive Plan, a change in control generally means (except as otherwise provided in the applicable award agreement): (a) the acquisition of effective control of more than 50% of the voting securities of the Company (other than by means of conversion or exercise of convertible debt or equity securities of the Company); (b) the Company merges into or consolidates with any other person, or any person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (c) the Company sells or transfers all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction.

Forfeiture of Awards

Awards granted under the Incentive Plan also may be subject to forfeiture or repayment to us as provided pursuant to any compensation recovery policy that we may adopt.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the Incentive Plan, the individual award limits and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the Incentive Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the Incentive Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

Term of Plan and Amendment

Unless earlier terminated by our Board, the Incentive Plan will expire on October 25, 2026, and no further awards may be made under the Incentive Plan after that date. However, any awards granted under the Incentive Plan prior to its termination will remain outstanding thereafter in accordance with their terms.

Our Board may amend, alter or discontinue the Incentive Plan at any time, with stockholder approval to the extent required by applicable law (including applicable stock exchange rules). No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules, and no award may be amended or otherwise subject to any action that would be treated as a “repricing” of such award, unless such action is approved by our stockholders.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the Incentive Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws.

Incentive Stock Options. Incentive stock options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant who is granted an incentive stock option will not recognize ordinary income at the time of grant. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to permanent and total disability).

If the participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after he or she receives the shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain. The participant will generally recognize a capital loss to the extent that the amount recognized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price or (ii) the excess, if any, of the amount recognized upon disposition of the shares of Common Stock over the exercise price. Any amount recognized in excess of the value of the shares of Common Stock on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the shares of Common Stock.

The rules described above that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options. A participant will not recognize ordinary income when a nonqualified stock option is granted. When a nonqualified stock option is exercised, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased over the exercise price he or she paid.

Stock Appreciation Rights. A participant will not recognize ordinary income when a SAR is granted. When a SAR is exercised, the participant will recognize ordinary income equal to the cash and/or the fair market value of shares of Common Stock the participant receives.

Restricted Shares. A participant who has been granted restricted shares will not recognize ordinary income at the time of grant, assuming that the underlying shares of Common Stock are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and that the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the vesting of restricted shares, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares of Common Stock, less any consideration paid for such shares of Common Stock. Any gains or losses recognized by the participant upon disposition of the shares of Common Stock will be treated as capital gains or losses. However, a participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date of grant of a restricted share award equal to the fair market value of the shares of Common Stock on the grant date (less any amount paid for the restricted shares) and to have the applicable capital gain holding period commence as of that date.

Restricted Share Units. A participant generally will not recognize ordinary income when restricted share units are granted. Instead, a participant will recognize ordinary income when the restricted share units are settled in an amount equal to the fair market value of the shares of Common Stock or the cash he or she receives, less any consideration paid.

Other Share-Based Awards. Generally, participants will recognize ordinary income equal to the fair market value of the shares of Common Stock subject to other share-based awards when they receive the shares of Common Stock.

Cash-Based Awards. Generally, a participant will recognize ordinary income when a cash-based award is settled in an amount equal to the cash he or she receives.

Sale of Shares. When a participant sells shares of Common Stock that he or she has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares of Common Stock for more than one year (or, in the case of a restricted share award, more than one year from the date the restricted shares vested unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code, described above). If the participant has held the shares of Common Stock for one year or less, the gain or loss will be a short-term capital gain or loss.

Section 409A of the Tax Code. In 2004, the Internal Revenue Code was amended to add Section 409A, which created new rules for amounts deferred under nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the Incentive Plan. If an award is subject to, but fails to comply with, Section 409A, the participant would generally be subject to accelerated income taxation, plus a 20% penalty tax and an interest charge. The Company intends that awards granted under the Incentive Plan will either be exempt from, or will comply with, Section 409A.

Tax Deductibility of Compensation Provided Under the Incentive Plan. When a participant recognizes ordinary compensation income as a result of an award granted under the Incentive Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

For example, Section 162(m) of the Internal Revenue Code disallows the deduction of certain compensation in excess of $1.0 million per year payable to any of the “covered employees” of a public company. The Compensation Committee has granted stock options under the Plan that were intended to be exempt from the $1 million deduction limit of Section 162(m). However, as a result of changes to Section 162(m) pursuant to the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, compensation paid in 2018 or a later fiscal year to one of our covered employees generally will not be deductible by the Company to the extent that it exceeds $1.0 million, except as otherwise permitted by applicable transition rules.

Further, to the extent that compensation provided under the Incentive Plan may be deemed to be contingent upon a change in control of the Company, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Plan Benefits. Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Incentive Plan or the amount of the awards.

Registration with the Securities and Exchange Commission. After approval of the Amendment to the Incentive Plan by our stockholders, we intend to file with the SEC a Registration Statement on Form S-8 relating to the additional shares reserved for issuance under the Incentive Plan.

Vote Required

This proposal requires the affirmative vote of a majority of the total number of shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will count as a vote “against” the plan, and broker non-votes will have no effect on the vote. Shares represented by properly executed proxies will be voted, if specific instructions are not otherwise given, for the approval of the Amendment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE SG BLOCKS, INC. STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER IN AN AMOUNT OF 1,000,000 SHARES, FROM 1,500,000 TO 2,500,000 SHARES.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2017, the following securities issued under equity compensation were outstanding:

Plan Category	Number of Shares Issuable Upon Exercise of Outstanding Options, Warrants or Rights (a)		Weighted-Average Exercise Price of Outstanding Options (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	938,392	(1)	$3.86	561,608	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	938,392		$3.86	561,608

____________

(1)      The securities consist of nonqualified stock options granted to officers, directors, employees and consultants during 2016 and 2017, pursuant to the SG Blocks, Inc. Stock Option Plan and the Incentive Plan. The per share exercise price of the options is in the range of $3.00 to $6.25. In accordance with the plan of reorganization entered into in connection with the Company’s emergence from bankruptcy effective June 30, 2016, all stock options granted prior to June 30, 2016 were cancelled.

(2)      Securities available for future issuance are calculated by deducting the following from the shares reserved for issuance under the Incentive Plan: (i) 938,392 outstanding (unexercised) options as of December 31, 2017; (ii) 2,803 options exercised by a former employee prior to December 31, 2017; and (iii) 50,000 shares of Common Stock awarded to a consultant as of December 31, 2017.

As of the Record Date, there were 1,188,392 shares subject to issuance upon exercise of outstanding options, at a weighted average exercise price of $4.03, and with a weighted average remaining life of 9.15 years.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Whitley Penn, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2018. Whitley Penn has served as the Company’s independent registered public accounting firm since July 28, 2016. The Board proposes that the stockholders ratify this appointment. We expect that representatives of Whitley Penn will be present at the meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

Although stockholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Whitley Penn as the Company’s independent auditors, the Audit Committee will consider this vote in determining whether to continue the engagement of Whitley Penn.

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Whitley Penn as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for professional service rendered by Whitley Penn for each of the last two fiscal years:

	2017	2016
Audit fees(1)	$158,881	$122,574
Audit-related fees(2)	—	—
Tax fees(3)	—	—
Other fees(4)	—	—
Totals	$158,881	$122,574

____________

(1)      Audit fees include fees paid to Whitley Penn for professional services rendered for the audit for our annual financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q and fees related to securities registration statements and related comfort letter procedures.

(2)      Audit-related fees principally involve other assurance and related services.

(3)      Tax services include tax compliance and tax planning consulting services. No tax services were performed for us by Whitley Penn in 2017 or 2016.

(4)      No other services were performed for us by Whitley Penn in 2017 or 2016.

As discussed in “The Board and its Committees — Board and Committee Responsibilities — Audit Committee,” the Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the SEC. The Audit Committee has determined that the provision of the services by Whitley Penn reported hereunder had no impact on its independence.

Change in Independent Auditors

On July 28, 2016, we dismissed our independent registered public accounting firm, Marcum LLP (“Marcum”), and subsequently engaged Whitley Penn. The decision to dismiss Marcum and engage Whitley Penn was approved by the Company’s full Board and the Audit Committee.

The audit reports of Marcum on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles; however, Marcum’s report on the Company’s financial statements for the year ended December 31, 2015 contained a provision concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

During the Company’s fiscal years ended December 31, 2015 and 2014, and any subsequent interim period through the date of Marcum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements, and, except for the matter relating to internal control over financial reporting described below, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2015 or 2014 or in any subsequent interim period.

Marcum communicated to us that we did not maintain effective internal controls over financial reporting. Specifically, (i) we experienced difficulty in generating data in a form and format that facilitates the timely analysis of information needed to produce accurate financial reports, (ii) we experienced difficulty in applying complex accounting and financial reporting and disclosure rules required under U.S. generally accepted accounting principles and the SEC reporting regulations, and (iii) we had limited segregation of duties.

We provided Marcum with a copy of the foregoing disclosures included in our Form 8-K filed with the SEC on August 2, 2016 (the “Form 8-K”), and requested Marcum furnish us with a letter addressed to the SEC stating whether it agreed with those disclosures. A copy of Marcum’s letter was filed as Exhibit 16.1 to the Form 8-K.

On July 29, 2016, the Audit Committee engaged Whitley Penn as our independent registered public accounting firm for the year ending December 31, 2016. In deciding to select Whitley Penn, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Whitley Penn and concluded that Whitley Penn had no commercial relationship with the Company which would impair its independence for the fiscal years ended December 31, 2015 and December 31, 2014.

During the Company’s fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period preceding the engagement of Whitley Penn, neither the Company nor anyone on its behalf consulted with Whitley Penn with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of Whitley Penn was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

This proposal requires the affirmative vote of a majority of the total number of shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will count as a vote “against” the plan, and broker non-votes will have no effect on the vote. Shares represented by properly executed proxies will be voted, if specific instructions are not otherwise given, in favor of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has reviewed and discussed with Whitley Penn LLP, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Whitley Penn LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Whitley Penn LLP its independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board (and the Board approved) that the audited consolidated financial statements for the year ended December 31, 2017 be included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

Christopher Melton (chair)
Balan R. Ayyar
A. Richard Moore, Jr.

PROPOSAL 4 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) and Section 14A of the Exchange Act, we are providing stockholders with the opportunity to cast an advisory, non-binding vote regarding the approval of the compensation of our named executive officers. The most recent advisory vote on named executive officer compensation was held at our 2014 Annual Meeting of Stockholders, and approximately 96% of our stockholders who cast a vote on the matter voted in favor of the compensation of our named executive officers. As we did not hold an Annual Meeting of Stockholders last year, we are providing the opportunity to vote on the compensation of our named executive officers at this year’s Annual Meeting.

This proposal allows our stockholders to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this proxy statement.

We are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” the following advisory, non-binding resolution at our Annual Meeting:

“RESOLVED, that the stockholders of SG Blocks, Inc. approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

While the Board values the opinions of our stockholders, this vote is advisory and is not binding on the Company, the Board or the Compensation Committee. We will consider the results of the vote, along with other relevant factors, when evaluating our executive compensation practices and considering future executive compensation arrangements.

Vote Required

This proposal requires the affirmative vote of a majority of the total number of shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will count as a vote “against” the plan, and broker non-votes will have no effect on the vote. Shares represented by properly executed proxies will be voted, if specific instructions are not otherwise given, in favor of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, PURSUANT TO THE ABOVE NON-BINDING RESOLUTION.

PROPOSAL 5 — ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers (also known as “say-when-on-pay”). This advisory vote, which is also required by Section 14A of the Exchange Act, must be solicited from our stockholders at least once every six years. We last held a stockholder vote regarding the frequency of the advisory vote on named executive compensation at the 2014 Annual Meeting of Stockholders. At that time, stockholders voted for the advisory vote on named executive compensation to be held once every three years, and the Board approved this choice. Although we are not required to hold this vote until 2020, in light of our emergence from bankruptcy in 2016 and our public offering during 2017, we are providing the opportunity for our stockholders to participate in the “say-when-on-pay” vote.

The Board believes that a frequency of every year for the advisory vote on executive compensation is the optimal interval for conducting and responding to a vote on executive compensation. The Board highly values regular and frequent input from our stockholders on important issues such as the compensation of our named executive officers. The Board believes that an annual vote supports the Company’s efforts to engage in an ongoing dialogue with our stockholders regarding our executive compensation and corporate governance practices. An annual advisory vote on our executive compensation would enable stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices, which are disclosed each year in the proxy statement for our annual meeting of stockholders. Please refer to “Stockholder Proposals and Communications” in this proxy statement for information about communicating with the Board.

We are asking our stockholders to indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers every year, every two years or every three years by voting on the following resolution at the annual meeting:

“RESOLVED, that the option of every year, every two years or every three years that receives the highest number of votes cast for this resolution will be considered the stockholders’ recommendation of the frequency with which SG Blocks, Inc. is to hold a stockholder advisory vote on the compensation of its named executive officers.”

Although this vote on the frequency of the advisory vote on the compensation of our named executive officers is advisory and non-binding, the Board and the Compensation Committee will take the outcome of the vote into account when considering the frequency of future advisory votes on the compensation of our named executive officers. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may, in the future, decide to conduct advisory votes on the compensation of our named executive officers on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and changes to compensation programs. The next stockholder vote on the frequency of future votes on the compensation of our named executive officers is currently expected to occur at our 2024 annual meeting of stockholders.

Vote Required

The option of every year, every two years or every three years that receives the highest number of votes cast by stockholders, either in person or by proxy, at the Annual Meeting will be considered the stockholders’ recommendation of the frequency for the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the vote. Shares represented by properly executed proxies will be voted, if specific instructions are not otherwise given, for an annual frequency.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OPTION OF EVERY YEAR AS THE FREQUENCY TO HAVE AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

EXECUTIVE OFFICERS

The table below sets forth the named executive officers of the Company:

Name	Age	Position with the Company	Executive Officer of the Company Since
Paul M. Galvin	55	Chief Executive Officer	November 2011
Mahesh S. Shetty	58	President and Chief Financial Officer	July 2016
Stevan Armstrong	70	Chief Technology Officer	November 2011

The biography for Mr. Armstrong is set forth below. The biographies for Messrs. Galvin and Shetty are provided above under “Proposal 1 — Election of Directors.”

Stevan Armstrong has served as the Chief Technology Officer of the Company since February 1, 2018. Prior to that, Mr. Armstrong served as the Company’s President and Chief Operating Officer since consummation of the Merger on November 4, 2011. Mr. Armstrong served as a director of the Company from November 4, 2011 until July 1, 2016. Mr. Armstrong is a founder of SGBlocks, LLC. Prior to the Merger, Mr. Armstrong served as the President and Chief Operating Officer of the Company and its predecessor entity since April 2009 and as a director of the Company and its predecessor entity since January 2007. From 2003 until fully phasing out in March 2010, he was a minority partner (owner) and Chief Construction Officer for Stratford Companies, a large senior housing development group, where he had complete responsibility for all engineering, design construction and commissioning of over $250,000,000 of facilities over a three-year period. Prior to that, he was the Executive Vice President for Operations of Hospital Affiliates Development Corp., a proprietary health care company specializing in the development of healthcare and senior care projects both domestically and internationally. Mr. Armstrong managed the design and construction of healthcare and elderly care housing projects in 40 states and 16 foreign countries with overall responsibility for operations. His background includes structural design engineering for large-scale healthcare projects, project scheduling and management of development of construction budgets. He spent much of his early career working on-site as a field engineer and construction specialist. Mr. Armstrong served 30 years on active and reserve duty as a Civil Engineering Corps Officer for the U.S. Navy, retiring as Assistant Chief of Staff for Operations for the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk, Virginia, with 8,000 engineering and construction troops reporting to headquarters. Mr. Armstrong was responsible for their operations both in the U.S. and worldwide. Mr. Armstrong holds a Bachelor of Architectural Engineering from Pennsylvania State University and a Master’s in Engineering from George Washington University. Mr. Armstrong brings extensive design, construction, and engineering expertise to the Company and his pertinent experience, qualifications, attributes, and skills include real estate and development expertise.

On October 15, 2015, the Company and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. At that time, Mr. Galvin and Mr. Armstrong served as executive officers and directors of the Company. Each continued to serve as an executive officer following the Company’s emergence from bankruptcy on June 30, 2016, but Mr. Armstrong left the Board effective July 1, 2016.

Executive officers are appointed by, and serve at the discretion of, the Board.

EXECUTIVE COMPENSATION

Executives and Employment Arrangements

The following discussion and table relates to compensation arrangements on behalf of, and compensation paid by our Company to, Paul M. Galvin, Stevan Armstrong and Mahesh S. Shetty.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following executive officers for the fiscal years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
Paul M. Galvin	2017	$240,000	$—	$339,306	$11,783	$591,089
Chairman and Chief Executive Officer	2016	$155,000	$—	$139,285	$—	$294,285
Mahesh S. Shetty(3)	2017	$200,000	$—	$243,543	$10,850	$454,393
President and Chief Financial Officer	2016	$97,500	$—	$43,894	$—	$141,394
Stevan Armstrong(4)	2017	$140,000	$—	$44,136	$2,476	$186,612
Chief Technology Officer	2016	$114,167	$—	$54,509	$—	$168,676

____________

(1)      Represents the aggregate grant date fair value of stock options granted to the named executive officers in the applicable year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see “Note 15 — Stock Options and Grants” of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. For Messrs. Galvin and Shetty, a portion of the amount listed in the option awards column for 2016 relates to options to purchase 13,334 shares that were received as compensation for serving on the Board.

(2)      For 2017, all other compensation consists of: Mr. Galvin – automobile allowance of $9,600 and phone allowance of $2,183; Mr. Shetty — automobile allowance of $9,600 and phone allowance of $1,250; and Mr. Armstrong — phone allowance of $2,476.

(3)      For each 2017 and 2016, the amount of salary reflects payments of $65,000 and $97,500, respectively, to RSM Advisors, Inc., a financial consulting business of which Mr. Shetty is the principal. Mr. Shetty was appointed President effective February 1, 2018.

(4)      Mr. Armstrong served as the Chief Operating Officer and President of the Company prior to his appointment as Chief Technology Officer effective February 1, 2018.

Narrative Disclosure to Summary Compensation Table

Following is a brief summary of each core element of the compensation program for our named executive officers.

Base Salary

We provide competitive base salaries that are intended to attract and retain key executive talent. Base salary levels depend on the executive’s position, responsibilities, experience, market factors, recruitment and retention factors, internal equity factors and our overall compensation philosophy. In 2015, the Board set an annual base salary for Messrs. Galvin, Armstrong, and Shetty at $155,000, $114,167 and $97,500, respectively, for the fiscal year ending December 31, 2016. Effective January 1, 2017, we entered into employment agreements with each of our named executive officers, pursuant to which each received an increase in salary, as described further below under “Employment Agreements.” Additionally, Mr. Shetty received an increase in his salary of approximately 20%, effective July 25, 2017, in connection with an increase in his responsibilities beyond his then-current duties as Chief Financial Officer, including increased oversight of the day-to-day administration and operation of the Company’s business, the execution of the Company’s business plans and strategic planning for the Company’s growth.

Stock Options

We generally offer stock options to our key employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow key employees to purchase shares of our Common Stock at a price per share equal to the fair market value of our common stock on the date of grant, and may be intended to qualify as “incentive stock options” under the Internal Revenue Code.

On November 1, 2016, our Board granted Messrs. Galvin, Armstrong and Shetty options to purchase 98,273, 43,677 and 21,839 shares of our Common Stock, respectively. With respect to Mr. Galvin, these options vested as to 43,676 shares on the grant date, and the remainder will vest as to 18,199 shares on each of the first, second and third anniversaries of the grant date. With respect to Mr. Armstrong, these options vested as to 21,839 shares on the grant date, with the remainder to vest as to 10,919 shares on each of the first and second anniversaries of the grant date. With respect to Mr. Shetty’s option grant, 10,919 of the options vested on the grant date and the remaining 10,920 options vested upon filing of our Annual Report on Form 10-K for the year ended December 31, 2016.

On November 1, 2016, our Board granted Messrs. Galvin and Shetty options to purchase 13,334 shares of our common stock as part of their compensation for serving on the Board, the terms of which are described further under “Director Compensation.”

On January 30, 2017, the Board granted Messrs. Galvin, Armstrong and Shetty options to purchase 96,814, 34,481 and 69,038 shares of Common Stock, respectively, with an exercise price of $3.00 per share. A portion of these options vested upon the grant date, while the remainder vest in equal quarterly installments over a two year period and will fully vest by the end of December 2018, in accordance with the underlying agreement.

In March 2017, Mr. Galvin and Mr. Shetty were granted options to purchase 185,425 and 132,446 shares of Common Stock, respectively, the receipt of which was contingent on the success of the Company’s public offering. The exercise price of such options was based on the $5.00 offering price of the June 2017 public offering; in total, 185,425 of such options have an exercise price of $5.00 per share and 132,446 have an exercise price of $6.00 per share. These options vested in full during the three months ended September 30, 2017, when the Compensation Committee determined the following performance conditions had each been met:

•         for both Messrs. Galvin and Shetty, a portion of the options vested when the Company’s pipeline (e.g., the amount of revenue to be received by the Company under non-cancellable and committed portions of contracts between the Company and third parties for products and services) reached $40 million, in the case of Mr. Shetty, or $60 million, in the case of Mr. Galvin, at which time the full amount of his options vested;

•         for Mr. Shetty, a portion of the options vested when the Company, under Mr. Shetty’s direction, hired a comptroller or engaged another appropriate resource satisfactory to the Audit Committee; and

•         for Mr. Shetty, a portion of the options vested when the Company, under Mr. Shetty’s direction, has implemented policies and procedures sufficient to cure the Company’s significant deficiency in internal control over financial reporting, as previously reported by the Company’s external auditors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

In accordance with the plan of reorganization entered into in connection with the Company’s emergence from bankruptcy effective June 30, 2016, all stock options granted prior to June 30, 2016 were cancelled.

Employment Agreements

The following discussion relates to compensation arrangements on behalf of, and compensation paid by the Company to, Messrs. Galvin, Shetty and Armstrong pursuant to the terms of their employment agreements with the Company:

Paul M. Galvin

We employ Mr. Galvin, our Chief Executive Officer and Chairman of the Board, pursuant to a two-year employment agreement, effective January 1, 2017, which provides for base compensation in the amount of $240,000 per year and incentive compensation at the discretion of our Board. Mr. Galvin was granted 77,014 options in connection with his employment and 19,800 options in connection with his performance and the Company’s performance since our emergence from bankruptcy in June 2016. Mr. Galvin also received options to purchase 185,425 shares of Common Stock granted in connection with our public offering of common shares in June 2017. The agreement further provides for the payment of severance compensation in an amount equal to the greater of (i) the remainder of his base annual salary or (ii) one year of the his base annual salary, if his employment is terminated by the Company other than for “Cause,” as defined therein. In addition, Mr. Galvin’s outstanding options granted on or before January 30, 2017 become immediately vested and exercisable in full if his employment is terminated by the Company without Cause (as defined therein).

Mahesh S. Shetty

We employ Mr. Shetty, our Chief Financial Officer and President, pursuant to a two-year employment agreement, effective January 1, 2017. Mr. Shetty was appointed President, in addition to his roles as Chief Financial Officer and member of the Board, effective February 1, 2018. Mr. Shetty’s employment agreement provides for base compensation in the amount of $180,000 per year, as later increased to $220,000, and incentive compensation at the discretion of our Board. Mr. Shetty was granted 55,838 options in connection with his employment and 13,200 options in connection with his performance and the Company’s performance since our emergence from bankruptcy in June 2016. Mr. Shetty also received options to purchase 132,446 shares of Common Stock granted in connection with our public offering of common shares in June 2017. The agreement further provides for the payment of severance compensation equal to one year of his base annual salary if his employment is terminated by the Company other than for “Cause,” as defined therein. In addition, Mr. Shetty’s outstanding options granted on or before January 30, 2017 become immediately vested and exercisable in full if his employment is terminated by the Company without Cause (as defined therein).

Stevan Armstrong

We employ Mr. Armstrong, our Chief Technology Officer, pursuant to a two-year employment agreement, effective January 1, 2017, which provides for base compensation in the amount of $140,000 per year and incentive compensation at the discretion of our Board. Mr. Armstrong previously served as our President and Chief Operating Officer until his appointment as Chief Technology Officer, effective February 1, 2018. Mr. Armstrong was granted 21,281 options in connection with his employment and 13,200 options in connection with his performance and the Company’s performance since our emergence from bankruptcy in June 2016. The agreement further provides for the payment of severance compensation equal to one year of his base annual salary if his employment is terminated by the Company during the initial term of his employment agreement other than for “Cause,” as defined therein. In addition, Mr. Armstrong’s outstanding options become immediately vested and exercisable in full if his employment is terminated by the Company without Cause or by Mr. Armstrong for “Good Reason,” as defined therein, within two years after a “Change in Control” (as defined in the Incentive Plan).

Retirement, Health, Welfare, and Additional Benefits

Our executive officers are eligible to participate in our employee benefit plans and programs, including medical benefits, flexible spending accounts, short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as our other full-time employees. Currently, we do not match contributions made by participants in the 401(k) plan or make other contributions to participant accounts.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding option and stock awards held by the named executive officers as of December 31, 2017:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul M. Galvin	3/10/2017	105,957	(1)	—	5.00	3/10/2027
	3/10/2017	79,468	(1)	—	6.00	3/10/2027
	1/30/2017	58,308	(2)	38,506	3.00	1/30/2027
	11/01/2016	61,875	(3)	36,398	3.00	11/01/2026
	11/01/2016	13,334	(4)	—	3.00	11/01/2026
Mahesh S. Shetty	3/10/2017	79,468	(1)	—	5.00	3/10/2027
	3/10/2017	52,978	(1)	—	6.00	3/10/2027
	1/30/2017	41,120	(2)	27,918	3.00	1/30/2027
	11/01/2016	21,839	(5)	—	3.00	11/01/2026
	11/01/2016	13,334	(4)	—	3.00	11/01/2026
Stevan Armstrong	1/30/2017	23,844	(2)	10,637	3.00	1/30/2027
	11/01/2016	32,758	(6)	10,919	3.00	11/01/2026

____________

(1)      In connection with a public offering by the Company, completed in June 2017, Messrs. Galvin and Shetty were each granted performance-based option awards, to vest upon the completion of certain conditions. A portion of the shares were granted at an exercise price to equal the price per share at which the public purchased shares in the offering ($5.00 per share), while the remainder were granted at an exercise price equal to 120% of such price per share ($6.00 per share). In September 2017, the Compensation Committee found that each of Messrs. Galvin and Shetty met his respective performance conditions, and the option awards vested in full.

(2)      With respect to Mr. Galvin, 19,800 options vested on the grant date, while the remaining 77,014 will vest in equal quarterly installments on the last day of each fiscal quarter following the date of grant over a two-year period. With respect to Mr. Shetty, 13,200 options vested on the grant date, while the remaining 55,838 will vest in equal quarterly installments on the last day of each fiscal quarter following the date of grant over a two-year period. With respect to Mr. Armstrong, 13,200 vested on the grant date, while the remaining 21,281 will vest in equal quarterly installments on the last day of each fiscal quarter following the date of grant over a two-year period. All options will be fully vested as of December 31, 2018.

(3)      Of these options, 43,676 vested on the grant date, while the remainder will vest in three equal installments of 18,199 on the three anniversaries following the grant date. Such options will be fully vested as of November 1, 2019.

(4)      Messrs. Galvin and Shetty received these options in connection with their service as directors of the Company. The options vested in equal quarterly installments on the last day of each fiscal quarter following the date of grant and vested in full as of September 30, 2017.

(5)      Of these options, 10,919 vested on the date of grant, while the remaining 10,920 vested on February 21, 2017, upon the filing of the Annual Report on Form 10-K for the year ended December 31, 2016.

(6)      Of these options, 21,839 vested on the grant date, while the remainder will vest in two equal installments of 10,919 on the anniversary of the grant date. Such options will be fully vested as of November 1, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned as of April 12, 2018 by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned(3)
5% or Greater Stockholders
Hillair Capital Investments L.P.(4)	644,857	15.1%
Bruce Grossman(5)	370,500	8.7%
Manchester Explorer, L.P.(6)	300,289	7.0%
David Zelman(7)	275,595	6.5%

Directors and Named Executive Officers
Paul M. Galvin(8)	368,983	8.0%
Stevan Armstrong(9)	73,244	1.7%
Balan R. Ayyar	16,667	*
Yaniv Blumenfeld	—	—
Neal Kaufman(12)	—	—
Sean M. McAvoy(4)	644,857	15.1%
Christopher Melton(10)	22,213	*
A. Richard Moore, Jr.	16,667	*
Mahesh S. Shetty(11)	245,887	5.5%
All directors and officers as a group (9 persons)	1,388,518	32.5%

____________

*         Less than 1% ownership interest

(1)      Except as otherwise noted, the address of each of the persons listed is: 195 Montague Street, 14th Floor, Brooklyn, New York 11201.

(2)      Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options to acquire shares of Common Stock exercisable within 60 days of April 12, 2018.

(3)      The number of shares and the percent beneficially owned by each entity or individual are based upon 4,260,041 shares of Common Stock outstanding and assume the exercise of all exercisable options (including those that would be exercisable within 60 days of April 12, 2018). The percent beneficially owned is a fraction, the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual (including any exercisable options, as described herein) and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of such entity or individual’s own options and warrants. This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

(4)      Based on a Schedule 13D/A filed December 29, 2017, with respect to holdings as of August 31, 2017. HCI, HCM and Sean M. McAvoy share voting and dispositive power of 644,857 shares of Common Stock, including fully vested and exercisable options to purchase 22,131 shares of Common Stock. HCI directly owns the shares of Common Stock; HCM, as investment advisor to HCI, may be deemed to have dispositive power over the shares owned by HCI, and Mr. McAvoy, as the manager of HCM, may be deemed to have dispositive power over such shares as well. Each of HCM and Mr. McAvoy disclaims beneficial ownership over such shares except to the extent of its or his pecuniary interest therein. The principal business address of the foregoing is c/o Hillair Capital Management, 345 Lorton Avenue, Suite 303, Burlingame, California 94010.

(5)      Based on a Schedule 13D/A filed July 6, 2017, with respect to holdings as of June 27, 2017. Bruce Grossman indirectly beneficially owns 370,500 shares of Common Stock. Dillon Hill Capital, LLC, of which Mr. Grossman is the sole member, directly owns 247,000 shares of Common Stock. Dillon Hill Investment Company, LLC, the sole member of which is a trust of which Mr. Grossman’s spouse is a co-trustee, directly owns 123,500 shares of Common Stock. Mr. Grossman may therefore be deemed to have sole voting and dispositive power of the 247,000 shares of Common Stock held by Dillon Hill Capital, LLC and shared voting and dispositive power of the 123,500 shares of Common Stock held by Dillon Hill

Investment Company, LLC. The principal business address of Mr. Grossman is c/o Dillon Hill Capital, LLC, 200 Business Park Drive, Suite 306, Armonk, New York 10504.

(6)      Based on a Schedule 13G/A filed February 14, 2018, with respect to holdings as of December 31, 2017. Manchester Explorer, L.P., Manchester Management Company, LLC and James E. Besser share voting and dispositive power of 300,289 shares of Common Stock. Each of Manchester Explorer, L.P., Manchester Management Company, LLC and James E. Besser disclaims beneficial ownership of such Common Stock except to the extent of its or his pecuniary interest therein. The principal business address of the foregoing is c/o Manchester Management Company, LLC, 3 West Hill Place, Boston, Massachusetts 02114.

(7)      Based on a Schedule 13G filed March 15, 2018, with respect to holdings as of January 24, 2018. David Zelman holds sole voting and dispositive power of 263,329 shares of Common Stock and shares dispositive and voting power of 12,266 shares of Common Stock. Such holdings include held in certain retirement accounts over which Mr. Zelman exercises investment discretion and, therefore, may be deemed to be the beneficial owner. Mr. Zelman disclaims beneficial ownership of the securities held in such retirement accounts. The principal business address of Mr. Zelman is 3333 Richmond Road, Suite 340, Beachwood, Ohio 44122.

(8)      Includes 20,000 shares of Common Stock held directly by Mr. Galvin and 10,144 shares held by TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company. Mr. Galvin is a managing member of and has a controlling interest in TAG and may be deemed to beneficially own the share of Common Stock held by TAG, over which he has as shared voting and dispositive power. Mr. Galvin disclaims beneficial ownership of the shares of Common Stock held by TAG Partners, LLC, except to the extent of his pecuniary interest therein.

(9)      Includes 12,125 shares of Common Stock held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong and SMA Development Group, LLC, share voting and dispositive power over such shares. Mr. Armstrong disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares. The business address for SMA Development Group, LLC, is 912 Bluff Road, Brentwood, Tennessee 37027.

(10)   Includes 4,000 shares of Common Stock held in Mr. Melton’s retirement account, which Mr. Melton indirectly owns, and 1,546 shares of Common Stock directly held by Mr. Melton.

(11)   Includes 20,000 shares of Common Stock directly held by Mr. Shetty.

(12)   Mr. Kaufman is not standing for re-election at the Annual Meeting.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial statements of beneficial ownership and changes in beneficial ownership in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and 10 percent beneficial owners were timely complied with during the year ended December 31, 2017, except for the following filings, which were inadvertently filed late: Form 4 filings on June 23, 2017, by (i) HCI, HCM and Sean M. McAvoy, filing jointly, (ii) Mr. McAvoy, filing alone, and (iii) Neal Kaufman, filing alone, each relating to the December 2016 assignment of stock options from each of Messrs. McAvoy and Kaufman to HCI; and (i) a Form 3 filed jointly by Titan Advisors LLC and HSPL Holdings, LLC, on January 4, 2018 and (ii) a Form 4 filed jointly by HCI, HCM and Sean M. McAvoy, on January 5, 2018, each relating to the distribution of shares of Common Stock from HCI to HSPL Holdings, LLC, pursuant to an agreement entered into in connection with the withdrawal of participation by HSPL Holdings, LLC from a master fund managed by HCI.

Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, are available, without charge, to stockholders upon written request to our Corporate Secretary at SG Blocks, Inc., 195 Montague Street, 14th Floor, Brooklyn, New York 11201.

Other Business

As of the date of this proxy statement, our Board and management do not know of any other business that will be presented for consideration at the Annual Meeting, other than as described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

Stockholder Proposals and Communications

Inclusion of Proposals in our Proxy Statement Pursuant to SEC Rules

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders. To be eligible for inclusion in our 2019 proxy statement, any such proposals must be delivered in writing to our Corporate Secretary no later than December 20, 2018 and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Stockholder Submission of Nominations

In addition, our bylaws have an advance notice procedure with regard to nominations for the election of directors to be held at an annual meeting of stockholders by any stockholder. In general, the Company will consider nominations for directors submitted by any stockholder only if such stockholder has given timely notice in proper written form of such nomination or nominations, setting forth certain specified information. To be timely, notice must be received by the Chairman of the Board no later 60 days prior to the anniversary date of the immediately preceding annual meeting. For the 2019 Annual Meeting of Stockholders, notice must be received no later than April 2, 2019. Nominations that are not received in a timely manner will not be voted on at the 2019 Annual Meeting of Stockholders. Notices of intent to nominate candidates for election as directors or other stockholder communications should be submitted to: SG Blocks, Inc., 195 Montague Street, 14th Floor, Brooklyn, New York 11201.

Other Stockholder Proposals

For other stockholder proposals to be properly presented at our 2019 Annual Meeting of Stockholders, but not submitted for inclusion in our proxy statement, under SEC rules, if the Company does not receive notice of such proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, the Company’s proxy holders may use their discretionary voting authority when the proposal is raised at the meeting. The deadline for these proposals is March 6, 2019.

Stockholder Communications

Stockholders may communicate with our Board or any individual director by sending correspondence addressed to the intended recipient at the following address: SG Blocks, Inc., 195 Montague Street, 14th Floor, Brooklyn, New York 11201. Your communications should indicate whether you are a stockholder of the Company. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed or attempt to handle the inquiry directly. If the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate, we will not forward the communication.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

We will be householding our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that it or we will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

Shareholders of record who share an address and would like to receive a separate copy of our proxy materials for future annual meetings, or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer & Trust Company, either by written request or by telephone at 6201 15th Avenue, Brooklyn, New York 11219, telephone 1-800-937-5449. By contacting American Stock Transfer & Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of our Proxy Materials in the future. In addition, upon written or oral request, we will promptly deliver a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of proxy materials, you may write or call the Corporate Secretary of the Company at SG Blocks, Inc., 195 Montague Street, 14th Floor, Brooklyn, New York 11201, Attention: Corporate Secretary, telephone 646-240-4235.

APPENDIX A

AMENDMENT NO. 1 TO THE SG BLOCKS, INC.
STOCK INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the SG Blocks, Inc. Stock Incentive Plan, as amended and restated on January 30, 2017 (the “Plan”), of SG Blocks, Inc., a Delaware corporation (the “Company”) is dated as of June 1, 2018, the date of approval by the Company’s stockholders (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

WHEREAS, the Company maintains the Plan to provide for certain equity incentive compensation awards to directors, officers, consultants and other key employees of the Company;

WHEREAS, the Plan provides for a maximum of 1,500,000 Shares that may be issued or delivered pursuant to Awards under the Plan; and

WHEREAS, the Board of Directors (the “Board”) and a majority of the stockholders (the “Stockholders”) of the Company have determined that it is in the best interests of the Company to amend the Plan to increase in the maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan by 1,000,000, to 2,500,000 Shares.

NOW, THEREFORE, effective as of the Effective Date, the Plan shall be amended as follows:

I.        Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

a.       Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be two million five hundred thousand (2,500,000) (all of which may be granted with respect to Incentive Stock Options). Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

A-1

ADMISSION TICKET

SG BLOCKS, INC.
Annual Meeting of Stockholders
June 1, 2018
9:00 a.m. Local Time
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017

If you attend the Annual Meeting of Stockholders, please bring this Admission Ticket as well as a form of government issued photo identification.

0

SG BLOCKS, INC.

Proxy for Annual Meeting of Stockholders on June 1, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul M. Galvin and Mahesh S. Shetty, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of SG Blocks, Inc., to be held June 1, 2018 at the offices of Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017 and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

SG BLOCKS, INC.

June 1, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21306

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730303040000001000 4 060118

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4, AND "ONE-YEAR FREQUENCY" FOR PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. AMENDMENT NUMBER 1 TO THE SG BLOCKS, INC. STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 1,000,000.	☐	☐	☐
3. RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2018.	☐	☐	☐
4. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
5. ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, Proposal 3 and Proposal 4, and ONE-YEAR FREQUENCY for Proposal 5.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.